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       As filed with the Securities and Exchange Commission on December 21, 1999
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -------------------

                                VIANT CORPORATION
             (Exact name of Registrant as specified in its charter)

                                -------------------

                  DELAWARE                                      7371                                     77-0427302
      (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
       incorporation or organization)               Classification Code Number)                    Identification Number)

                                 89 SOUTH STREET
                                Boston, MA 02111
                                 (617) 531-3700

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             1996 STOCK OPTION PLAN
                             1999 STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                                -------------------

                                 ROBERT L. GETT
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                VIANT CORPORATION
                                 89 SOUTH STREET
                                BOSTON, MA 02111
                                  (617) 531-3700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                               ISSAC VAUGHN, Esq.
                               JASON ALTIERI, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                                -------------------

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                         CALCULATION OF REGISTRATION FEE

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                                                                      Proposed
                                                                       Maximum               Proposed
                                                Amount                Offering                Maximum
   Title of Each Class of Securities to         to be                   Price                Aggregate            Amount of
              be Registered                   Registered              Per Share           Offering Price       Registration Fee

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

1996 Stock Option Plan
Common Stock,  $0.001 par value
(currently outstanding options) (1) ....... 2,674,023 shares      $     1.1026           $     2,948,470        $    778.40
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1996 Stock Option Plan
Common Stock, $0.001 par value
(options available for future grant) (2)..  1,058,968 shares      $    48.6875           $   104,506,904.50     $ 27,589.82
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Total 1996 Stock Option Plan shares
registered                                  3,732,991 shares                             $   107,455,374.50     $ 28,368.22
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1999 Stock Option Plan
Common Stock,  $0.001 par value
(currently outstanding options) (3) ....... 3,080,316 shares      $    19.8619           $    61,180,928.36     $ 16,151.77
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1999 Stock Option Plan
Common Stock, $0.001 par value
(options available for future grant) (4)... 1,771,238 shares      $    98.6875           $   174,799,050.00     $ 46,146.95
-------------------------------------------------------------------------------------------------------------------------------

Total 1999 Stock Option Plan shares
registered                                  4,851,554 shares                             $   235,979,978.36     $ 62,298.72
-------------------------------------------------------------------------------------------------------------------------------


1999 Employee Stock Purchase Plan
Common Stock, $0.001 par value (5)..........  200,000 shares      $    83.8843           $    16,776,860        $  4,429.09
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Total Registration Fees                                                                                         $ 95,096.03

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

(1) The computation is based upon the weighted average exercise price per share of $1.1026 as to 2,674,023 outstanding but unexercised options as of December 17, 1999 to purchase Common Stock under the 1996 Stock Option Plan (the "1996 Plan").

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 1,058,968 shares of Common Stock authorized for issuance pursuant to the 1996 Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on December 16,
     1999 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The computation is based upon the weighted average exercise price per share of $19.8619 as to 3,080,316 outstanding but unexercised options as of December 17, 1999 to purchase Common Stock under the 1999 Stock Option Plan (the "1999 Plan").

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 1,771,238 shares of Common Stock authorized for issuance pursuant to the 1999 Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on December 16,
     1999 because the price at which the options to be granted in the future may be exercised is not currently determinable.

 (5) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on December 16, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 1999 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.


                                      -2-
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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INFORMATION INCORPORATED BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The audited financial statements of the Registrant for the three fiscal years in the periods ended December 31, 1997, December 31, 1998 and January 1, 1999, respectively, contained in the Registration Statement on Form S-1, dated December 7, 1999, filed under the Securities Act of 1933 on December 8, 1999, of which the Registrant's most recent prospectus filed pursuant to Rule 424(b)(4), dated December 7, 1999, is a part thereof.

         (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on June 8, 1999 and Amendment No. 1 to the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on June 14, 1999.

          (c) The Quarterly Report for the quarterly period ended July 2, 1999 on Form 10-Q filed pursuant to Section 13 and 15(d) of the Exchange Act on August 12, 1999.

          (d) The Quarterly Report for the quarterly period ended October 1, 1999 on Form 10-Q filed pursuant to Section 13 and 15(d) of the Exchange Act on November 9, 1999.

         (e) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Issac J. Vaughn, a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is an Assistant Secretary of the Registrant. Wilson Sonsini Goodrich & Rosati is corporate counsel to the Registrant.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). The

Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9.       UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, State of Massachusetts on December 21, 1999.

                            VIANT CORPORATION

                            By:  /s/ M. DWAYNE NESMITH
                                 ----------------------------------
                                   M. Dwayne Nesmith
                                   Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Gett and M. Dwayne Nesmith, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                                TITLE                           DATE
          /s/ ROBERT L. GETT
 ---------------------------------------    President, Chief Executive Officer     December 21, 1999
             Robert L. Gett                   and Director (Principal
                                              Executive Officer)


           /s/ M. DWAYNE NESMITH
 ---------------------------------------   Vice President and Chief                December 21, 1999
             M. Dwayne Nesmith               Financial Officer (Principal
                                             Financial and Accounting
                                             Officer)


               WILLIAM H. DAVIDOW
 ---------------------------------------   Chairman of the Board of                December 21, 1999
               William H. Davidow            Directors



                KEVIN W. ENGLISH
 ---------------------------------------   Director                                December 21, 1999
              Kevin W. English



           /s/ VENETIA KONTOGOURIS
 ---------------------------------------   Director                                December 21, 1999
             Venetia Kontogouris


           /s/ WILLIAM E. KELVIE
 ---------------------------------------   Director                                December 21, 1999
              William E. Kelvie

* The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant.

                                 INDEX TO EXHIBITS

                                                                                                        Sequentially
     Exhibit Number                                    Exhibit Document                                 Numbered Page
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

            3.5*         Bylaws of Registrant

            4.1*         Certificate of Incorporation of Registrant

            5.1          Opinion of Wilson Sonsini Goodrich & Rosati,
                         Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant)

           10.8*         1996 Stock Option Plan

           10.9*         1999 Stock Option Plan

           10.10*        1999 Employee Stock Purchase Plan

           23.1          Consent of PricewaterhouseCoopers LLP (Independent Accountants)

           23.2          Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                         (contained in Exhibit 5.1 hereto)

           24.1          Power of Attorney (see page II-3)

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*    Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-76049), effective June 18, 1999.